EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2024-C63 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Argentic Services Company LP, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Rialto Capital Advisors, LLC, as Special Servicer for the Dallas Market Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Dallas Market Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Dallas Market Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Dallas Market Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Dallas Market Center Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Bridge Point Rancho Cucamonga Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Bridge Point Rancho Cucamonga Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bridge Point Rancho Cucamonga Mortgage Loan, BellOak, LLC, as Operating Advisor for the Bridge Point Rancho Cucamonga Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bridge Point Rancho Cucamonga Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 680 Madison Avenue Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 680 Madison Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 680 Madison Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 680 Madison Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 680 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the St. Johns Town Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the St. Johns Town Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the St. Johns Town Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the St. Johns Town Center Mortgage Loan, CoreLogic Solutions, LLC, as Operating Advisor for the St. Johns Town Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Arizona Grand Resort and Spa Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Arizona Grand Resort and Spa Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Arizona Grand Resort and Spa Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Arizona Grand Resort and Spa Mortgage Loan, CoreLogic Solutions, LLC, as Operating Advisor for the Arizona Grand Resort and Spa Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 900 North Michigan Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 900 North Michigan Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 900 North Michigan Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 900 North Michigan Mortgage Loan and CoreLogic Solutions, LLC, as Operating Advisor for the 900 North Michigan Mortgage Loan.

Dated: March 13, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)